Exhibit (h)(6)
AMENDMENT NO. 3 — MASTER SERVICES AGREEMENT
     This Amendment (the “Amendment”) dated July 1, 2007 is between STI CLASSIC FUNDS (the “Trust”), a Massachusetts business trust c/o Trusco Capital Management, Inc., 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303 and BISYS FUND SERVICES OHIO, INC. (“BISYS”) a Ohio Corporation with a principal place of business at 3435 Stelzer Road Columbus, Ohio 43219.
     WHEREAS, the Trust and BISYS are party to a Master Services Agreement (the “Agreement”) dated July 16, 2004;
     WHEREAS, the parties wish to amend to the Services in the Agreement by inserting Blue Sky Exemption Services (the “Exemption Services”) and the fees and schedules in accordance with Section 29(d) of the Agreement.
     WHEREAS, the Trust and BISYS wish to amend the Agreement providing for changes to the services, fees, and other terms of the Agreement.
     NOW THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:
1.	Schedule A, Funds to the Agreement is deleted in its entirety and replaced with a new Schedule A attached.

2.	Section 2 – Services shall be amended by inserting the following new Section 2d.
     “Section 2(d) Blue Sky Exemption Services.
A.	Sales to existing shareholders exemption service:

(i)	Identify the eligible Funds and avail their repeat or existing shareholders of the blue sky exemptions in states where it is available and where the applicable state fee is based on sales.

(ii)	Review the Prospectus once a year to determine whether the Funds remain in compliance with applicable blue sky exemption state rules and test the data to ensure that the transfer agent is properly executing the exemption. If it is determined that the Fund no longer complies with the exemption, BISYS will ensure that subsequent sales reporting to the state is modified accordingly.

B.	Institutional exemption service:

(i)	Review and research shareholder records using social codes in order to identify exemptions. The Trust shall assist with the review to determine whether shareholders comply with all conditions of the state exemption.

(ii)	The institutional exemption will be availed only in states where there is no fee cap for blue sky expenses (Nebraska, Minnesota, Texas and Washington as of November 1, 2005), and only if the applicable Fund sells more than the required minimum in the state.

C.	Eligible Funds The Exemption Services shall apply to the eligible Funds as identified by BISYS from time to time. Initially the Exemption Services shall apply to all the eligible funds listed in Schedule A of this Amendment.
3. Section 7 – Standard of Care: Uncontrollable Events; Limitation of Liability shall be amended by inserting the following:
“BISYS shall use commercially reasonable efforts to perform the blue sky exemption services described in this Section 1 above but BISYS cannot guarantee that it will identify and avail the eligible Funds of every available exemption in every state. BISYS’ aggregate liability arising out of or related to the blue sky exemption services described in this Section 2 is limited to the amount of fees BISYS receives with respect to the exemption services during the 12 months prior to the first claim related to such services arises”.
4. Schedule E to the Agreement shall be amended by inserting the following new provision:
     “Annual Fees for Blue Sky Exemption Services:
In consideration of BISYS’ performance of the Exemption Services described in Section 2(d) of the Agreement, the Trust shall pay BISYS the following annual fees:
(i)	Start up Implementation Fee $5,000

(ii)	Annual Fees

State Fees Savings	Fee
0- $100,000	30%
$100,001 - $200,000	15%
$200,001 and above	10%
The annual minimum fee is $10,000.
5. Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

6.	This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

7.	Except as expressly set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

8.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
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Signature Block follows

IN WITNESS WHEREOF, the duly authorized representatives of the parties execute the Agreement as of the date first written above.
BISYS FUNDS SERVICES OHIO, INC.
Signed By: /s/ Fred Naddaff
Name: FRED NADDAFF
Title: PRESIDENT
Date: 06/28/2007

STI CLASSIC FUNDS
Signed By: /s/ Deborah Lamb
Name: Deborah Lam
Title: CCO/EVP
Date: 06/25/2007

SCHEDULE A
The following funds are eligible for Blue Sky Exemption Services:
Class A Shares
Aggressive Growth Stock Fund
Capital Appreciation Fund
Emerging Growth Stock Fund
Georgia Tax-Exempt Bond Fund
High Grade Municipal Bond Fund
High Income Fund
Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Class C Shares
Aggressive Growth Stock Fund
Capital Appreciation Fund
Emerging Growth Stock Fund
Georgia Tax-Exempt Bond Fund
High Grade Municipal Bond Fund
High Income Fund
Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Class I Shares
Aggressive Growth Stock Fund
Capital Appreciation Fund
Emerging Growth Stock Fund
Georgia Tax-Exempt Bond Fund
High Grade Municipal Bond Fund
High Income Fund

Intermediate Bond Fund
International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Institutional Shares
Classic Inst. Cash Management MM Fund
Classic Inst. Cash Municipal Cash Reserve MM Fund
Classic Inst. U.S. Government Securities MM Fund
Classic Inst. U.S. Treasury Securities MM Fund
Classic Institutional U.S. Treasury Sec. MM Fund